Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.118099) pertaining to the Stock Incentive Plan of Kanbay International, Inc. and in the Registration Statement (Form S-8 No. 121400) pertaining to the 2005 Employee Stock Purchase Plan of our report dated March 14, 2006, with respect to the consolidated financial statements of SSS Holdings Corporation Limited, included in the Annual Report (Form 10-K) of Kanbay International, Inc. for the year ended December 31, 2005.

Manchester, England	/s/ ERNST & YOUNG LLP

March 14, 2006